Exhibit 99.1

Charles & Colvard Announces

Corporate Reorganization

MORRISVILLE, N.C., October 2, 2008 — Charles & Colvard, Ltd., (NASDAQ: CTHR), the sole source of moissanite, a created jewel for use in fine jewelry, announced a reorganization of its corporate structure in a continuing effort to manage costs and return the Company to profitability.

James R. Braun has resigned from his position as Vice President of Finance and Chief Financial Officer of the Company. He will continue to assist the Company in certain business matters as requested. Neil Boss, Controller of the Company since 2002, will continue to serve in that role and has been appointed as the principal accounting officer and principal financial officer for the Company. A graduate of Penn State with a BS in Accounting, Mr. Boss has worked for the Company since April 1998.

The Company also reduced its workforce by eliminating four other positions within the organization, including positions in marketing and manufacturing. During the three months ended September 30, 2008, the Company will expense approximately $325,000 in severance pay. Additionally, the management team and certain other employees have agreed to a rollback in salary for three months, effective October 1, 2008.

The organizational changes, including those changes made earlier in 2008, will result in salary savings of approximately $1.7 million in 2009, partially offset by $325,000 of severance and consulting fees to be paid in 2009.

Dennis Reed, President, stated, “We thank Mr. Braun and these four associates for their hard work and dedication. We deeply appreciate their contributions in building the Company and its strong reputation in the jewelry industry. The economic climate for the jewelry industry is quite challenging, requiring the Company to make changes in order to achieve profitability quickly and build a foundation for successful growth.”

Steven Abate, Vice President of Manufacturing of the Company since March 2007, has been appointed the Vice President of Operations for the Company and will assume increased responsibilities in areas ranging from manufacturing to information technology. A graduate of New Jersey Institute of Technology, Mr. Abate has worked for the Company since June 2005.

Mr. Reed continued, “We have every confidence in Neil’s ability to take on the responsibilities as principal accounting officer and principal financial officer and look forward to his contributions. Steven has been a valuable addition to our organization and we expect continued success in his expanded role.”

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (NASDAQ: CTHR), based in the Research Triangle Park area of North Carolina, is the global sole-source of lab-created moissanite, a unique, near-colorless jewel that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability and rarity. Currently used in fine jewelry, Charles & Colvard created Moissanite ™ is marketed for gifts and self-purchases to customers around the world. For more information, please access www.moissanite.com or www.charlesandcolvard.com.

Contact:

Charles & Colvard Ltd.

Neil Boss, Controller

(919) 468-0399 Ext. 229

Nboss@moissanite.com

Investor Relations

Jean Fontana

Integrated Corporate Relations

(203) 682-8200

Jean.Fontana@icrinc.com

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to products, sales, revenues and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated or implied in these forward-looking statements as a result of many factors, including, but not limited to any trends in the general economy that would adversely affect consumer spending, a further decline in our sales, dependence on Cree, Inc. as the current supplier of most of the raw material, ability to develop a material second source of supply, dependence on a limited number of customers, dependence on consumer acceptance of the Company’s products, risks of conducting operations in foreign countries and our dependence on third parties, in addition to the other risks and uncertainties described in more detail in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors relevant to our business.

###